UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2024

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US Highway 19 North, Suite 300 Clearwater, Florida	33763-2017
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, Nicholas Financial, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mark R. Radabaugh, Dale B. Beckmann (Messrs. Radabaugh and Beckmann are referred to herein collectively as the “Sellers” and each as a “Seller”) and Amplex Electric, Inc., an Ohio corporation (“Amplex”), pursuant to which the Sellers have agreed to sell, and the Company has agreed to purchase fifty one percent of the issued and outstanding common shares, no par value per share, of Amplex and the Company has agreed to make payment to holders of options for Amplex’s common shares in consideration of cancellation of such options for a base purchase price of $37,500,000, subject to adjustment in accordance with the terms of the Purchase Agreement. The transaction will be fully funded with the Company’s available cash on hand and the Company will not require external financing to fund the transaction.

Nicholas Financial, Inc., a Florida corporation (“Nicholas”) and an indirect wholly-owned subsidiary of the Company, and Amplex entered into a Term Loan Agreement dated as of February 15, 2024 (the “Loan Agreement”), pursuant to which Nicholas agreed to make one or more term loan advances to Amplex in an aggregate principal amount not to exceed $900,000. The Purchase Agreement provides that the number of Amplex common shares held by one of the Sellers shall be deemed contributed to Amplex in an amount, based on the purchase price per share under the Purchase Agreement, equal to all of the unpaid principal and accrued interest outstanding under the Loan Agreement as of the closing of the transactions contemplated by the Purchase Agreement and the number of Amplex common shares held by the Company shall be increased by a corresponding number of shares.

The Purchase Agreement contains customary representations and warranties regarding the parties, and the transaction contemplated by the Purchase Agreement is subject to customary closing conditions, including the receipt of governmental regulatory approvals and the proper conveyance of all required closing deliverables. The Purchase Agreement also contains certain termination rights for each of the Company and Amplex.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 6, 2024, the Company issued a press release in connection with the events reported above. A copy of the press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
2.1	Share Purchase Agreement, dated as of May 1, 2024, between Mark R. Radabaugh, Dale B. Beckmann, Amplex Electric, Inc., Nicholas Financial, Inc.*
99.1	Press Release Dated May 6, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain terms in the Purchase Agreement have been omitted pursuant to Instruction 6 to Item 1.01 of Form 8-K because such terms are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant undertakes to furnish copies of any of the omitted schedules, exhibits and terms upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 6, 2024	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)